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                                                                   EXHIBIT 10.28
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To:               Dick Eyestone
From:             Lloyd Carney
Date:             February 5, 1997
cc:               Jerry Patton

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As per our discussion, I have agreed to the following terms as stated on your transition proposal.

o Transition from full-time position to part-time (20 hour) position at Bay Networks as of April 1, 1997

        PART-TIME ROLE WILL INCLUDE:

o       Sales training for the field and channel

o       Product training for internal Bay Networks employees

o       Process and systems work within the EBU (NPI, IDI, etc.)

o       Direction/Architecture projects both for Bay Networks and the industry

o       Competitive analysis and positioning

o       Customer/Industry presentations

o       M&A activities

o       Business model analysis for non-U.S.

o       Customer surveys

o       Other assignments as appropriate


        BAY NETWORKS AGREES TO PROVIDE THE FOLLOWING:

o       Continue base salary of $200,000

o Withdraw your participation in the Executive Bonus Program with an allowance for a pro-rated FY '97 bonus

o Allow for your participation in its Stock Option Plan and Employee Benefits program for a period of one year

o Reimburse all reasonable and customary expenses incurred as a result of discharge from assigned duties

o Pay for expenses incurred for relocation to the southeastern United States, including costs associated with Realtor's fees, packing/moving/unpacking of household goods with an option of storage for a maximum of 120 days, and third-party home buyout

o Evaluate continuance of this agreement on April 1, 1998. At that time, should continuance of this agreement be desired by both parties, a new agreement will be negotiated


I accept the terms and conditions as stated in this agreement and acknowledge that this document replaces and supersedes all previous agreements.


/s/ RICHARD D. EYESTONE                  /s/ LLOYD A. CARNEY
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Richard Eyestone                         For Bay Networks, Inc.